EXHIBIT 99.1

For Immediate Release
May 3, 2012

 PENINSULA GAMING REPORTS RECORD RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2012

Dubuque, IA – May 3, 2012 – Peninsula Gaming, LLC (the "Company") today announced financial results for the first quarter ended March 31, 2012.  The Company is the parent of (i) Diamond Jo, LLC ("DJL"), which owns and operates the Diamond Jo Casino in Dubuque, Iowa, (ii) Diamond Jo Worth, LLC ("DJW"), which owns and operates the Diamond Jo Casino in Worth County, Iowa, (iii) The Old Evangeline Downs, L.L.C. ("EVD"), which owns and operates the Evangeline Downs Racetrack and Casino in Opelousas, Louisiana and four off-track betting parlors in Louisiana, (iv) Belle of Orleans, L.L.C. (“ABC”), which owns and operates the Amelia Belle Casino in Amelia, Louisiana, and (v) Kansas Star Casino, LLC (“KSC”), which owns and operates on behalf of the State of Kansas the Kansas Star Casino, Hotel and Event Center, in Mulvane, Kansas (“Kansas Star”) that opened its interim facility on December 20, 2011.

First Quarter 2012 Highlights

•           Total net revenue increases 67.7% to a record $134.8 million

•           Kansas Star net revenue tops $50.0 million with Adjusted EBITDA of $26.8 million for first full quarter of operations

•           Consolidated Adjusted EBITDA increases 112.1% to a record $53.1 million

•           Same-store net revenue and Property Adjusted EBITDA improves 5.1% and 6.7%, respectively

“We continue to be encouraged by the ongoing revenue and EBITDA growth that we are experiencing in Iowa and Louisiana and are particularly optimistic about the attractive returns on invested capital during the first full quarter of our interim casino operation at Kansas Star,” said Brent Stevens, Chief Executive Officer of the Company. “Construction, development and strategic planning continue for the casino’s transition into its permanent building complete with a larger gaming floor with more slots and table games, additional food amenities, the first phase of our 300 room hotel and its entertainment complex by January 2013 as originally planned.”

($ in thousands)
	Three months ended March 31,
	2012	2011	% change
Total net revenues	$134,803	$80,401	67.7%

Consolidated Adjusted EBITDA (1)	$53,093	$25,032	112.1%

Income from operations	$40,260	$15,890	153.4%

Net income (loss)	$22,383	$(128)	NM

($ in thousands)	Net Revenues by property
	Three months ended March 31,
	2012	2011	% change
Diamond Jo Dubuque	$17,629	$16,757	5.2%

Diamond Jo Worth	$23,940	$21,585	10.9%

Evangeline Downs	$30,092	$28,618	5.2%

Amelia Belle	$12,878	$13,441	(4.2)%

Kansas Star	$50,264	$-	NM

Total	$134,803	$80,401	67.7%

($ in thousands)	Adjusted EBITDA(1) by property
	Three months ended March 31,
	2012	2011	% change
Diamond Jo Dubuque	$6,056	$5,691	6.4%
Margin	34.4%	34.0%	+40	bp

Diamond Jo Worth	$9,921	$8,692	14.1%
Margin	41.4%	40.3%	+110	bp

Evangeline Downs	$8,917	$8,579	3.9%
Margin	29.6%	30.0%	-40	bp

Amelia Belle	$4,272	$4,383	(2.5)%
Margin	33.2%	32.6%	+60	bp

Kansas Star	$26,786	$-	NM
Margin	53.3%	-

Consolidated Property Adjusted EBITDA (1)	$55,952	$27,345	104.6%
Margin	41.5%	34.0%	+750	bp

(1)
See “Non-GAAP Financial Measures” for a definition of Adjusted EBITDA, Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA and more information relating to such non-GAAP financial measures.

First Quarter 2012 Results

Consolidated net revenues for the first quarter of 2012 were $134.8 million, Consolidated Property Adjusted EBITDA was $56.0 million and Consolidated Adjusted EBITDA was $53.1 million.  For the first quarter of 2011, consolidated net revenues were $80.4 million, Consolidated Property Adjusted EBITDA was $27.3 million and Consolidated Adjusted EBITDA was $25.0 million.

For the first quarter 2012, on a generally accepted accounting principles ("GAAP") basis, the Company reported net income of $22.4 million.  Net loss for the first quarter 2011 on a GAAP basis was $0.1 million.

Property Highlights

Diamond Jo Dubuque

Net revenues at DJL for the first quarter of 2012 were $17.6 million, an increase of $0.8 million from $16.8 million in the first quarter of 2011. Net revenues for the first quarter of 2012 include casino revenues of $17.6 million and food and beverage and other revenues of $2.4 million, less promotional allowances of $2.4 million.  Adjusted EBITDA at DJL increased $0.4 million to $6.1 million in the first quarter of 2012 from $5.7 million for the first quarter of 2011.

Diamond Jo Worth

Net revenues at DJW for the first quarter of 2012 were $23.9 million, an increase of $2.3 million from $21.6 million in the first quarter of 2011.  Net revenues for the first quarter of 2012 include casino revenues of $22.9 million, food and beverage revenues of $1.3 million, other revenues (primarily related to gasoline and merchandise sales at the convenience store located adjacent to the casino) of $2.0 million, less promotional allowances of $2.3 million.  Adjusted EBITDA at DJW increased $1.2 million to $9.9 million in the first quarter of 2012 from $8.7 million in the first quarter of 2011.

Evangeline Downs Racetrack and Casino

Net revenues at EVD for the first quarter of 2012 were $30.1 million, an increase of $1.5 million from $28.6 million in the first quarter of 2011.  Net revenues for the first quarter of 2012 include casino revenues of $26.5 million, racing and off-track betting revenues of $2.2 million, video poker revenues of $1.6 million, and food and beverage and other revenues of $2.9 million, less promotional allowances of $3.1 million. Adjusted EBITDA at EVD increased $0.3 million to $8.9 million in the first quarter of 2012 from $8.6 million in the first quarter of 2011.

Amelia Belle Casino

Net revenues at ABC for the first quarter of 2012 were $12.9 million, a decrease of $0.5 million from $13.4 million which is inclusive of a one-time $0.7 million gain on a financial settlement with the predecessor owner of ABC in the first quarter of 2011.  Net revenues for the first quarter of 2012 include casino revenues of $13.8 million and food and beverage and other revenues of $1.3 million, less promotional allowances of $2.2 million. Adjusted EBITDA at ABC declined $0.1 million to $4.3 million in the first quarter of 2012 from $4.4 million, which is exclusive of the $0.7 million gain on financial settlement, in the first quarter of 2011.

Kansas Star

Net revenues at KSC for the first quarter of 2012 were $50.3 million, the property’s first full quarter of operations in its interim facility.  Net revenues for the first quarter of 2012 include casino revenues of $50.0 million and food and beverage and other revenues of $2.0 million, less promotional allowances of $1.7 million.  Adjusted EBITDA at KSC for the first quarter 2012 was $26.8 million.

General Corporate

General corporate Adjusted EBITDA was $(2.9) million for the first quarter of 2012, compared to $(2.3) million in the first quarter of 2011. This is attributable to an increase in payroll and travel related expenses due in part to additional corporate travel to the new Kansas Star property to assist in operations during the opening months of the property.

Liquidity and Capital Resources

The Company ended the first quarter of 2012 with $47.0 million in cash and cash equivalents on hand and $8.7 million in restricted cash. Total debt outstanding was $700.7 million.  After taking into account outstanding letters of credit, the Company had $28.3 million available under its $50.0 million revolving credit facility at March 31, 2012. In April 2012, a portion of the outstanding letters of credit under the revolving credit facility in favor of the City of Mulvane, Kansas related to infrastructure improvements were reduced resulting in outstanding letters of credit under the revolving credit facility and available borrowings thereunder of $10.8 million and $39.2 million, respectively.

During the first quarter of 2012, the Company had cash outflows of $27.5 million related to capital expenditures. Of this amount, $25.0 million was related to the Kansas Star development.  The Company had maintenance capital expenditures of approximately $2.5 million in the aggregate, which consisted primarily of slot machines and slot machine conversions at each of the properties.

Conference Call Information

The Company will host its first quarter 2012 conference call later today at 12:00 PM Central Time (1:00 PM Eastern Time).   The conference call can be accessed live over the phone by dialing 877-718-5106.  A replay will be available two hours after the call and can be accessed by dialing 877-870-5176 and entering the passcode 1495222.  The replay will be available until Thursday May 17, 2012.

About Peninsula Gaming

Peninsula Gaming, through its subsidiaries, owns and operates the following casinos and off-track betting parlors:  the Diamond Jo Casino in Dubuque, Iowa; the Evangeline Downs Racetrack and Casino in St. Landry Parish, Louisiana; four off-track betting parlors in Port Allen, Henderson, Eunice and St. Martinville, Louisiana; the Diamond Jo Casino in Worth County, Iowa; and the Amelia Belle Casino in Amelia, Louisiana.  In addition, through its subsidiary, Peninsula Gaming owns and operates on behalf of the State of Kansas the Kansas Star Casino, Hotel and Event Center in Mulvane, Kansas. The Company was founded in 1999 and is based in Dubuque, Iowa.  The Company is a subsidiary of Peninsula Gaming Partners, LLC.

Non-GAAP Financial Measures

We define EBITDA as earnings before interest, taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted, as applicable, for pre-opening expense, affiliate management fees, loss from equity affiliate, gain or loss on disposal of assets and gain on settlement. We define Consolidated Adjusted EBITDA as the Adjusted EBITDA of the Company on a consolidated basis.  We define Consolidated Property Adjusted EBITDA as the sum of Adjusted EBITDA of each of our gaming properties at EVD, DJW, DJL, ABC and KSC. We believe that Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA are useful measures in evaluating our operating performance because (i) our investors and other interested parties use these measures as a measure of financial performance and debt service capabilities, (ii) our management uses these measures for internal planning purposes, including evaluating aspects of our operating budget, our ability to meet future debt service, and our capital expenditure and working capital requirements, and (iii) our board of managers and management use these measures for determining certain management compensation targets and thresholds. We believe that Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA are more useful for these purposes than EBITDA because their use facilitates measuring operating performance on a more consistent basis by removing the impact of certain items not directly resulting from the operation of our business in the ordinary course.

However, EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA are not measures of financial performance under GAAP. Accordingly, the use of these measures should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. The Company has significant uses of cash, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Consolidated Adjusted EBITDA or Consolidated Property Adjusted EBITDA.

Because Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA exclude some items that affect net income, the use of these measures may vary among companies and may not be comparable to similarly titled measures of other companies.

A reconciliation of Consolidated Property Adjusted EBITDA and Consolidated Adjusted EBITDA to net income on a GAAP basis is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to the Company’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, cash flow measures, local economic conditions, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, economic trends, customer behaviors, the availability of financing and overall liquidity.

Future performance cannot be ensured.  Actual results may differ materially from those in the forward looking statements. Some factors that could cause actual results to differ include but are not limited to: general economic conditions, competition, risks associated with new ventures, government regulation, including licensure requirements, legalization of gaming, availability of financing on commercially reasonable terms, changes in interest rates, future terrorist acts, weather, environmental impacts, and other risks referenced in our Annual Report on Form 10-K, including in Part I, Item 1A, “Risk Factors”, and from time to time in our other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Peninsula Gaming, LLC
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
REVENUES:
Casino	$130,747	$75,568
Racing	2,170	2,423
Video poker	1,597	1,466
Food and beverage	8,477	6,508
Other	3,567	3,739
Less promotional allowances	(11,755)	(9,303)
Total net revenues	134,803	80,401

EXPENSES:
Casino	51,680	30,873
Racing	2,282	2,462
Video poker	1,190	1,128
Food and beverage	5,231	4,099
Other	2,173	1,952
Selling, general and administrative	19,154	14,144
Depreciation and amortization	10,442	7,222
Pre-opening expense	-	1,057
Affiliate management fees	2,411	1,540
(Gain) loss on disposal of assets	(20)	34
Total expenses	94,543	64,511

INCOME FROM OPERATIONS	40,260	15,890

OTHER INCOME (EXPENSE):
Interest income	562	600
Interest expense, net of amounts capitalized	(18,411)	(16,581)
Loss from equity affiliate	(28)	(37)
Total other expense	(17,877)	(16,018)

NET INCOME (LOSS)	$22,383	$(128)

Peninsula Gaming, LLC
Supplemental Data Schedule (Unaudited)
(In thousands)

The following is a reconciliation of Consolidated Property Adjusted EBITDA and Consolidated Adjusted EBITDA to Net Income (Loss):

	Three Months Ended March 31,
	2012	2011

Diamond Jo Dubuque	$6,056	$5,691
Diamond Jo Worth	9,921	8,692
Evangeline Downs	8,917	8,579
Amelia Belle	4,272	4,383
Kansas Star	26,786	-
Consolidated Property Adjusted EBITDA (1)	55,952	27,345
General Corporate	(2,859)	(2,313)
Consolidated Adjusted EBITDA (1)	53,093	25,032
Gain on settlement (2)	-	711
Depreciation and amortization	(10,442)	(7,222)
Pre-opening expense	-	(1,057)
Affiliate management fees	(2,411)	(1,540)
Gain (loss) on disposal of assets	20	(34)
Interest income	562	600
Interest expense, net of amounts capitalized	(18,411)	(16,581)
Loss from equity affiliate	(28)	(37)
Net income (loss)	$22,383	$(128)
  __________________

(1)
See “Non-GAAP Financial Measures” for a definition of Adjusted EBITDA, Consolidated Adjusted EBITDA and Consolidated Property Adjusted EBITDA and more information relating to such non-GAAP financial measures.

(2)
“Gain on settlement” relates to a one time gain on a financial settlement with the predecessor owner of ABC during the first quarter of 2011 and is included in Other revenues for the three months ended March 31, 2011.

Contact:

Peninsula Gaming, LLC
301 Bell Street
Dubuque, Iowa 52001
Natalie A. Schramm, 563-690-4977